Exhibit 99.906CERT

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended March 31, 2015 (the “Report”) of Oxford Lane Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Jonathan H. Cohen, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JONATHAN H. COHEN

Name: Jonathan H. Cohen
Date: May 27, 2015

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended March 31, 2015 (the “Report”) of Oxford Lane Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Patrick F. Conroy, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ PATRICK F. CONROY

Name: Patrick F. Conroy
Date: May 27, 2015